QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

October 20, 2005
Charleston, South Carolina

To the Common Stockholders of Golf Trust of America, Inc.:

        Notice is hereby given that the 2005 Annual Meeting of Stockholders of Golf Trust of America, Inc. will be held at the Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina, on November 21, 2005 at 9:30 a.m. for the following purposes:

  1.
  to elect two directors to Golf Trust's board of directors; and

  2.
  to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements thereof.

        The close of business on October 10, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock at that time will be entitled to vote.

        You are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope. A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained. It will assist us in keeping down the expenses of the annual meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly. If you hold through a broker, you might also have the option of voting by phone or internet.

        If you are a holder of record and attend the annual meeting, you may vote your shares of common stock in person if you wish, even if you have previously returned your proxy card. If you hold our stock through a broker (or other nominee) and you wish to vote in person at the meeting, you must first obtain from your broker (or other nominee) a proxy issued in your name.

        YOUR VOTE IS IMPORTANT. Please return your proxy card today.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

PROXY STATEMENT

        This proxy statement, dated October 20, 2005, is furnished in connection with the solicitation of proxies by the board of directors of our company, Golf Trust of America, Inc., for use at our 2005 annual meeting of stockholders, which will be held on Monday, November 21, 2005. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about October 22, 2005.

Table of Contents

Voting Procedures	2
Proposal 1: Election of Directors	3
Other Matters at the Meeting	4
The Board of Directors	4
Directors and Officers	9
Report of the Compensation Committee on Executive Compensation	15
Annual Report of the Audit Committee	18
Stock Performance Chart	19
Independent Registered Public Accounting Firm	20
Security Ownership of Management and Five-Percent Stockholders	21
Certain Relationships and Related Transactions	23
Cost of Solicitation	24
Section 16(a) Beneficial Ownership Reporting Compliance	24
Stockholder Proposals for the 2006 Annual Meeting	24
Appendix	A-1

        Our principal executive offices are located at 10 North Adger's Wharf, Charleston, South Carolina 29401. We will provide a copy of our annual report on Form 10-K, as filed earlier this year with the Securities and Exchange Commission and previously mailed to stockholders, without charge to any stockholder who so requests in writing to Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401, Attention: Investor Relations.

VOTING PROCEDURES

        You have three choices regarding the election of directors at the upcoming annual meeting. You may:

  •
  vote for all of the director nominees;

  •
  withhold authority to vote for all of the director nominees; or

  •
  vote for one of the director nominees and withhold authority to vote for the other director nominee.

        A proxy card is enclosed for your use. You are solicited on behalf of our board of directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States. If you hold your shares through a broker, you might also have the opportunity to vote by phone or over the internet; please refer to the separate instructions enclosed by your broker. Stockholders of record may vote by completing and returning the enclosed proxy card prior to the annual meeting, by voting in person at the annual meeting or by submitting a signed proxy card at the annual meeting.

        YOUR VOTE IS IMPORTANT. You are urged to sign and return the accompanying proxy card regardless of how many or few shares you own and whether or not you plan to attend the meeting.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

  •
  delivering written notice of your revocation to the Secretary of Golf Trust of America, Inc., at 10 North Adger's Wharf, Charleston, South Carolina 29401;

  •
  submitting a later dated proxy; or

  •
  attending the annual meeting and voting in person.

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

        Attendance at the annual meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating such person to act on your behalf.

        Each unrevoked proxy card properly signed and received prior to the close of the annual meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR each director nominee named in Proposal 1 on the proxy card and will be voted in the discretion of the persons named as proxies on any other business that may properly come before the annual meeting.

Shares Entitled to Vote and Required Vote

        The presence at the annual meeting, in person or by proxy, of a majority of the shares of our sole class of common stock issued and outstanding as of October 10, 2005 will constitute a quorum. On October 10, 2005, 7,317,163 shares of common stock were outstanding. A quorum is necessary for the transaction of business at the annual meeting. A majority of the votes cast at the annual meeting, assuming a quorum is present, is sufficient to take or authorize action upon any matter that may properly come before the annual meeting (unless a supermajority is required by law, the terms of our charter or the terms of the proposal). A plurality of all the votes cast at the annual meeting, assuming a quorum is present, is sufficient to elect a director. Each share of common stock is entitled to one vote.

        We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter (which is known as a "broker non-vote"), those shares will be treated as abstentions with respect to that matter. Votes cast at the annual meeting will be tabulated by the representative of our transfer agent who we will appoint to act as inspector of election for the annual meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

        Our charter provides for the members of our board of directors to be divided into three classes serving staggered terms. The terms of our two Class II directors is ending this year on the date of the upcoming annual meeting. The terms of our Class I and Class III directors will end on the dates of our annual meetings to be held in the years 2006 and 2007, respectively. In addition, directors serve until their successors have been duly elected and qualified or until the directors resign, become disqualified or disabled, or are otherwise removed.

This Year's Nominees

        The nominating committee of our board of directors has nominated the current two Class II directors, whose terms are expiring, to stand for re-election at the upcoming annual meeting. These directors are Mr. W. Bradley Blair, II and Mr. Raymond V. Jones. If re-elected, these directors will serve until the 2008 annual meeting and until their successors are elected and qualified (or until our earlier dissolution pursuant to our ongoing plan of liquidation).

        You may not vote your proxy for more than two nominees for director. Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Blair and Jones. If any of the nominees unexpectedly becomes unavailable for election, proxies will be voted for the election of a person selected as a nominee in his place by our board of directors.

        Information about Messrs. Blair and Jones is set forth below.

Name	Age	Position	Year First Elected to Board
W. Bradley Blair, II	62	Chief Executive Officer, President and Chairman of the Board of Directors	1997
Raymond V. Jones(1)(2)(3)	58	Independent Director	1997

(1)
Nominating Committee Member

(2)
Audit Committee Member

(3)
Compensation Committee Member

Biographical Information

        W. Bradley Blair, II is our Chief Executive Officer, President, and Chairman of our board of directors. He has been our Chief Executive Officer, President and Chairman since our initial public offering in 1997. From 1993 until our initial public offering in February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group, a golf course developer and owner. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a Bachelor of Science degree in Business from Indiana University and a Juris Doctorate degree from the University of North Carolina at Chapel Hill Law School.

        Raymond V. Jones is an independent director under the rules of the American Stock Exchange. From 1984 to 1994 he was Managing Partner of Summit Properties Limited Partnership before it went public in 1994. From 1994 until retiring in March 1998, Mr. Jones was the Executive Vice President of Summit Properties Inc. Summit is a publicly traded REIT listed on the New York Stock Exchange and is one of the largest developers and operators of luxury garden multifamily apartment communities in the Southeastern United States. While at Summit, Mr. Jones oversaw the development of 26 communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a Bachelor of Arts degree in Political Science from George Washington University.

Recommendation of our Board of Directors on Proposal 1:

        Our board of directors recommends that stockholders vote FOR the election of Messrs. Blair and Jones to serve as our directors.

OTHER MATTERS AT THE MEETING

        Our board of directors does not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS

        The size of our board of directors is currently fixed at six directors. On July 6, 2004, Mr. Roy C. Chapman, a member of our board of directors, died unexpectedly. Our board of directors has not filled the vacancy created by Mr. Chapman's death. We currently have five members on our board of directors.

        Three of our five directors are independent under Rule 121(A) of the rules of the American Stock Exchange and receive no compensation, directly or indirectly, from us other than for their services as directors. We refer to these three directors as our independent directors. Our board of directors met seventeen times in 2004; our audit committee met fourteen times; our compensation committee met one time; and our nominating committee met one time. Each of our directors either attended or participated by telephone in at least 75% of the total number of meetings of our board of directors and of the committees of our board of which he was a member.

Committees

        Audit Committee.    Our board of directors has established an audit committee to oversee our financial reporting process on behalf of our board of directors. Mr. Jones is the chairman of our audit committee. Our audit committee consists of Mr. Edward L. Wax, Mr. Fred W. Reams and Mr. Jones, each of whom is independent under the rules of the American Stock Exchange. Each member of our audit committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended. None of the members of our audit committee has participated in the preparation of our financial statements or those of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements. Our audit committee's role is to select the independent registered public accountants, to review with the independent registered public accountants the plans and results of the audit engagement, to approve professional services provided by the independent registered public accountants, to review the independence of the independent registered public accountants, to consider the range of audit and non-audit fees and to review the adequacy of our internal accounting controls. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, our audit committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Our audit committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our audit committee under auditing standards of the Public Accounting Oversight Board (United States). While financially literate under the applicable rules of the American Stock Exchange, the members of our audit committee are not currently professionally engaged in the practices of accounting or auditing and are not all experts in the fields of accounting or auditing, including in respect of auditor independence. Members of our audit committee rely without independent verification on the information provided to them and on the representations made by our management and our independent registered public accountants, BDO Seidman, LLP, or BDO. Accordingly, our audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our audit committee's reviews, considerations and discussions do not provide assurance that BDO's audit of our financial statements was carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that our public accountants are in fact "independent."

        Audit Committee Financial Expert.    Following Mr. Chapman's death in July 2004, our board of directors concluded that Mr. Reams satisfied the requirements for an audit committee financial expert pursuant to rules adopted by the Securities and Exchange Commission. Mr. Reams qualifies as an independent director pursuant to the standards of the American Stock Exchange. In addition:

  •
  Mr. Reams, who is an audit committee financial expert, will not be deemed expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933 (15 U.S.C. 77k), as a result of being designated or identified as an audit committee financial expert.

  •
  The designation or identification of Mr. Reams as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of our audit committee and board of directors in the absence of such designation or identification.

  •
  The designation or identification of Mr. Reams as an audit committee financial expert does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

        Our audit committee operates pursuant to a written amended and restated charter approved by our board of directors.

        Compensation Committee.    Our board of directors has established a compensation committee to determine compensation, including granting awards under our stock incentive plans, for our officers.

However, we do not intend to make any further option awards to our executives or to any other person. Our compensation committee consists of Messrs. Wax, Reams and Jones, each of whom is independent under the rules of the American Stock Exchange. The chairman of our compensation committee is Mr. Wax (Mr. Wax replaced Mr. Chapman at the time of Mr. Chapman's death).

        Nominating Committee.    Our board of directors has established a nominating committee to nominate individuals for election to the board of directors. Our nominating committee consists of Messrs. Wax, Reams and Jones, each of whom is independent under the rules of the American Stock Exchange. The chairman of our nominating committee is Mr. Reams. Our nominating committee does not have a charter.

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to our board of directors, our nominating committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of our directors are independent under the rules of the American Stock Exchange, that members of our audit committee meet the financial literacy and sophistication requirements under the rules of the American Stock Exchange and that at least one of them qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, leadership, ability to make sound business judgments, ability to read and understand basic financial statements, understanding of our business environment, and willingness to devote adequate time to board duties. Other factors considered in evaluating nominees for director include whether the nominee will complement our board's existing strengths, with particular emphasis placed on skills relating to our expected activities, including the efficient completion of our liquidation.

        Stockholder Nominees.    Our nominating committee will consider nominees recommended by security holders. Any such nominations should be submitted to the chairman of our nominating committee, Mr. Reams, c/o Scott D. Peters at the address of our principal executive offices and should include the following information: (a) the name, address and phone number of the stockholder making the nomination and a statement of the number of shares of our common stock beneficially owned by the stockholder making the nomination during the year preceding the date of nomination; (b) the nominee's name, address and phone number; and (c) a statement of the nominee's qualifications for board membership, and should be submitted in the time frame described in our bylaws and under the caption "Stockholder Proposals for the 2006 Annual Meeting" below.

        Process for Identifying and Evaluating Nominees.    Our nominating committee believes we are well served by our current directors. Our nominating committee will consider the re-nomination of incumbent directors who are willing to continue as directors based on their continuing qualification under the criteria for board membership. In addition, our nominating committee will assess each incumbent director's performance during his term, the number of meetings attended, his level of participation and overall contribution, the number of other company boards on which the individual serves, the individual's effect on the composition of our board of directors, and any changed circumstances affecting the individual director which may bear on his ability to continue to serve on our board of directors. Although re-nomination of incumbent directors is not automatic, incumbent directors may have an advantage if they have demonstrated during their term a keen understanding of our business and an ability to function well with our board of directors and management. Potential nominees may also come to our nominating committee's attention from the following sources, among others: third-party search firms; stockholder suggestions; and our management. After reviewing appropriate biographical information and qualifications of all candidates, the best qualified first-time candidates will be interviewed by at least one member of our nominating committee and by our chief executive officer. Our nominating committee will consider the chief executive officer's opinion regarding the candidate, but shall not give it dispositive weight. Our nominating committee will then select the potential candidates to be recommended to our board of directors for nomination at the annual meeting. Our board of directors is expected, but not required, to select its official nominees only from candidates recommended by our nominating committee. The rules of the American Stock Exchange require our board's ultimate nominees to be selected either from our nominating committee's list or by a majority of the independent directors.

        Board Nominees for the 2005 Annual Meeting.    The nominees listed in this proxy statement, W. Bradley Blair, II and Raymond V. Jones, are current directors standing for re-election.

        Other Committees.    Our board of directors may, from time to time, form other committees as circumstances warrant. Any additional committees will have authority and responsibility as may be delegated by our board of directors, to the extent permitted by Maryland law. During 2001, our board had two such committees, the strategic alternatives working committee, comprised of Messrs. Blair and Wax, which was created to work with our financial advisor, and an independent committee, composed of the four independent directors, which was created to review and make a recommendation regarding the Legends transaction and agreement. During 2003 and 2004, these two committees did not meet.

        In December 2004, a special committee was created comprised of our three independent directors. This special committee was created to assess and make recommendations regarding the completion of our plan of liquidation and did not meet until 2005. As of the record date, no binding agreements for the disposition of our remaining assets or us had been executed, however, we had received preliminary indications of interest from potential purchasers of the Westin Innisbrook Golf Resort. While we have received offers from bidders who have expressed an interest in purchasing the Westin Innisbrook Golf Resort, those offers are subject to consideration by our special committee, a fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., and the execution of a binding purchase agreement. Therefore, at this time, we cannot assure you that we will enter into a binding purchase agreement or, if we do so, that all conditions to closing will be satisfied and that the transaction will close.

Compensation of Directors

        We pay our independent directors fees for their services as directors. Our independent directors receive annual compensation of $10,000, plus a fee of $1,000 for attendance at each meeting of our board of directors (whether in person or telephonically), and $500 for attending each committee meeting. Directors who are not independent directors are not paid any director fees. We reimburse directors for their reasonable and documented out-of-pocket travel expenses. Under our non-employee directors' stock option plan, at the time of our initial public offering and on the first four anniversaries of our initial public offering, our three independent directors received automatic annual grants of options to purchase 5,000 shares of our common stock at the stock's fair market value on the date of grant. All grants to our independent directors were fully vested on the grant date and expire ten years from the date of grant. Following the grants that we made in February 2001, the shares available under our non-employee directors' stock option plan were exhausted and no options have been granted to our independent directors since that time.

Directors and Officers Insurance

        We maintain directors and officers liability insurance. Directors and officers liability insurance insures our officers and directors from claims arising out of an alleged wrongful act by such persons while acting as our directors and officers, and it insures us to the extent that we have indemnified the directors and officers for such loss.

Indemnification

        Our charter provides that we shall indemnify our officers and directors against certain liabilities to the fullest extent permitted under applicable law. Our charter also provides that our directors and officers shall be exculpated from monetary damages to us to the fullest extent permitted under applicable law.

Communications with Directors

        Our stockholders or other interested parties may communicate with any director or committee of our board of directors by contacting Scott D. Peters at Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401. Communications directed to the full board will be distributed to each director, communications directed to a specific director will be forwarded to that director and communications to the "independent" or non-employee directors (or words of similar effect) shall be forwarded to the chair of our audit committee.

        We have a policy of encouraging all directors to attend our annual stockholders' meetings. All of our directors attended the 2004 annual meeting.

DIRECTORS AND OFFICERS

        Set forth below is information regarding our directors and executive officers. Subject to severance compensation rights under their employment agreements, officers serve at the pleasure of the board of directors.

Name	Age	Position	Year First Elected to Board	Current Term Expires
W. Bradley Blair, II	62	Chief Executive Officer, President and Chairman of the Board of Directors	1997	2005
Scott D. Peters	47	Chief Financial Officer, Senior Vice President, Secretary and Director	1999	2007
Raymond V. Jones(1)(2)(3)	58	Independent Director	1997	2005
Fred W. Reams(1)(2)(3)	62	Independent Director	1997	2006
Edward L. Wax(1)(2)(3)	68	Independent Director	1997	2006

(1)
Nominating Committee Member

(2)
Audit Committee Member

(3)
Compensation Committee Member

Biographical Information

        Scott D. Peters is our Chief Financial Officer, Senior Vice President and Secretary. He has been one of our officers since our initial public offering in 1997. Mr. Peters was appointed by our board of directors to fill a vacancy created by the resignation of one of our directors in late 1999. A stockholder vote confirmed the appointment of Mr. Peters at our 2000 annual meeting. Mr. Peters was re-elected to a three-year term at our 2004 annual meeting. In September 2004, Mr. Peters accepted a position as the Executive Vice President and Chief Financial Officer at Triple Net Properties in Santa Ana, California. Mr. Peters also serves as a member of the Board of Managers of Triple Net Properties. As part of his duties at Triple Net Properties, Mr. Peters serves as Chief Financial Officer of two real estate investment trusts: G REIT and T REIT. In addition, we expect Mr. Peters to continue to serve as our Chief Financial Officer, Senior Vice President and Secretary through March 31, 2006 pursuant to the terms of his amended and restated employment agreement. From 1992 through 1996, Mr. Peters served as Senior Vice President and Chief Financial Officer of Pacific Holding Company in Los Angeles, where he participated in the management of a 4,000 acre real estate portfolio consisting of residential, commercial and country club properties focusing on master planned golf communities. From 1988 to 1992, Mr. Peters served as Senior Vice President and Chief Financial Officer of Castle & Cooke Homes, Inc. From 1986 to 1988, Mr. Peters worked with a general partnership that managed the construction of the Scottsdale Princess Resort. Mr. Peters is a Certified Public Accountant who worked with Arthur Andersen & Co. and Laventhol & Horwath from 1981 to 1985. He received a Bachelor of Arts degree in Accounting and Finance with honors from Kent State University.

        Fred W. Reams is an independent director under the rules of the American Stock Exchange. From 1981 until his retirement on March 31, 2004, Mr. Reams served as the Chairman or President and Chief Investment Officer of Reams Asset Management Company, LLC, an independent private investment firm which he co-founded. From 1967 to 1981, Mr. Reams was employed in various investment management positions with the First National Bank of Michigan, Irwin Management Company, and Cummins, Inc. In addition, Mr. Reams served as President of the board of directors of the Otter Creek Golf Course from 1981 through 2003. Mr. Reams holds a Bachelor of Arts degree and a Master of Arts degree in Economics from Western Michigan University.

        Edward L. Wax is an independent director under the rules of the American Stock Exchange. Mr. Wax is currently Chairman Emeritus of Saatchi & Saatchi, a worldwide advertising and ideas company. From 1992 until his appointment to his current position in 1997, Mr. Wax served as Chairman and Chief Executive Officer of Saatchi & Saatchi. Mr. Wax had been responsible at Saatchi for the operations of 143 offices in 87 countries. Mr. Wax's employment by Saatchi & Saatchi began in 1982. Mr. Wax was formerly Chairman of The American Association of Advertising Agencies as well as a director of both the Ad Council and the Advertising Educational Foundation. Mr. Wax also serves on the board of directors of Dollar Thrifty Automotive Group. Mr. Wax holds a Bachelor of Science degree in Chemical Engineering from Northeastern University and a Masters in Business Administration degree from the Wharton Graduate School of Business.

        Biographical information for Messrs. Blair and Jones is found on pages 3 and 4 above.

Executive Compensation

        We currently have two executive officers, Messrs. Blair and Peters, whom we sometimes refer to as our "named executive officers." The following table sets forth for the fiscal years ended December 31, 2004, 2003, and 2002, compensation awarded or paid to, or earned by, each of the named executive officers.

Summary Compensation Table

		Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year	Salary(1)		Bonus		Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options	All Other Compensation
W. Bradley Blair, II Chief Executive Officer, and Chairman of the Board	2004 2003 2002	$ $ $	310,094 374,538 365,760	$	— — —	$	— — —	— — —	— — —	$ $ $	— 1,815,523 —	(2) (3)
Scott D. Peters Chief Financial Officer, Senior Vice President and Secretary	2004 2003 2002	$ $ $	95,400 190,586 203,200		— — —		— — —	— — —	— — —	$ $	383,443 1,156,680 —	(3) (3)

(1)
Amounts shown for all years exclude car allowances paid to Mr. Blair in the amount of $12,000 per year and Mr. Peters in the amounts of $5,400 for 2003 and $7,200 for 2002. Mr. Peters did not receive a car allowance in 2004 pursuant to the terms of the fourth amended and restated employment agreement. Amounts shown also exclude tax and estate planning services paid by us on behalf of Mr. Blair in the amount of $4,000 per year.

(2)
Amount shown for 2004 excludes indebtedness of $1,150,000, plus accrued interest, that we canceled on March 22, 2004 as discussed under the caption "Indebtedness of Management."

(3)
We entered into written employment agreements with W. Bradley Blair, II and Scott D. Peters at the time of our initial public offering. On February 25, 2001, in connection with our plan of liquidation, those employment agreements were amended and restated as discussed under the caption "Employment Agreements." Those employment agreements, as amended and restated, provide for payment to Messrs. Blair and Peters of bonuses upon the achievement of certain milestones. Performance milestone bonus amounts, which include accrued interest, were paid to our named executive officers as follows: (i) $1,815,523 to Mr. Blair on June 19, 2003; (ii) $972,453 to Mr. Peters on June 19, 2003; (iii) $184,227 to Mr. Peters on September 30, 2003; (iv) $191,649 to Mr. Peters on August 27, 2004; and (v) $191,794 to Mr. Peters on September 27, 2004. The amounts remaining to be paid are $1,233,907, plus accrued interest, to Mr. Blair, and $165,230, plus accrued interest, to Mr. Peters. All conditions to payment of the amounts remaining to be paid to Messrs. Blair and Peters have been satisfied, and such payment will be made in due course. On October 1, 2003, interest began to accrue on the unpaid portion of Mr. Peters' remaining earned milestone payment at 5% per annum. This interest continues to accrue. Any severance payments otherwise payable under the amended and restated employment agreements with Mr. Blair will be reduced by the amount of the performance milestone payments discussed above that we have made.

Option Grants for Last Fiscal Year

        No stock options were granted to Mr. Blair or Mr. Peters during the 2004 fiscal year.

Option Exercises in 2004 and Year-End Option Values

        The following table shows that there were no option exercises during the fiscal year ended December 31, 2004 by any of our executive officers and it sets forth the exercisable and unexercisable options held by them as of December 31, 2004. The value of unexercised in-the-money options at December 31, 2004 is based on a value of $2.15 per share, the closing price of our common stock on the American Stock Exchange on December 31, 2004.

2004 Option Exercises and Year-End Holdings

					Value of Unexercised In-The-Money Options at December 31, 2004(1)
			Number of Securities Underlying Unexercised Options at December 31, 2004
	Shares Acquired on Exercise
Name		Value Received
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Bradley Blair, II	—	—	640,000	—	—	—
Scott D. Peters	—	—	285,000	—	—	—

(1)
None of the options included in the table above were in-the-money on December 31, 2004.

Employment Agreements

        We entered into written employment agreements with W. Bradley Blair, II and Scott D. Peters at the time of our initial public offering. Both agreements have been amended and restated. The amended and restated employment agreement of Mr. Blair was included as an exhibit to our current report on Form 8-K filed March 12, 2001. Mr. Blair's employment agreement was amended further by that certain letter agreement included as Exhibit 10.16.3 to our annual report on Form 10-K filed March 31, 2004. The amended and restated employment agreement of Mr. Peters that is currently in effect was included as an exhibit to our current report on Form 8-K filed October 9, 2003. Mr. Peters' employment agreement was amended further by that certain letter agreement included as Exhibit 10.33 to our 2004 annual report on Form 10-K filed on March 30, 2005. The employment agreements of

Messrs. Blair and Peters, as amended through the date of this proxy statement, include the following provisions:

        Salary.    The amended employment agreement for Mr. Blair previously provided for an annual base salary of $360,000, with automatic annual cost of living increases based on the increase, if any, in the consumer price index. We entered into a letter agreement with Mr. Blair on March 22, 2004 which provides for Mr. Blair to receive a reduced base salary from us as of April 1, 2004 in exchange for a corresponding reduction in the amount of time he is required to devote to us. As a result, effective April 1, 2004, Mr. Blair's annual salary was adjusted to $286,241, or seventy-five percent of his current base salary of $381,654 for 2004. Effective January 1, 2005, Mr. Blair's annual base salary was further reduced to $190,827.

        The fourth amended and restated employment agreement for Mr. Peters, as amended by the letter agreement dated March 30, 2005, provides for quarterly compensation of $12,000 plus additional compensation at a rate of $150 per hour for hours worked in excess of eighty hours per quarter. Commencing October 1, 2003, interest is accruing on the unpaid portion of Mr. Peters' remaining earned milestone payment at 5% per annum.

        Bonuses.    Under the employment agreements, as amended in 2001, the eligibility of our named executive officers for normal performance bonuses and stock based awards terminated upon the approval of the plan of liquidation by our stockholders. Upon such approval of the plan of liquidation, the applicable amended employment contracts provided for (i) retention bonuses and forgiveness of indebtedness and (ii) performance milestone bonuses, each as described below:

  •
  Retention Bonuses and Forgiveness of Indebtedness. The retention bonuses were designed to recognize services rendered by the named executive officers (including, without limitation, services rendered in assisting in the creation of the plan of liquidation, negotiating the agreements with Legends and our Series A preferred stock holder, and seeking to achieve resolutions of various issues with our lenders). Pursuant to their amended and restated employment agreements, Messrs. Blair and Peters received retention bonuses of $1,233,907 and $660,921, respectively, on February 25, 2001. In addition, in recognition of their services and pursuant to their amended and restated employment agreements, their options and restricted stock awards immediately vested in full at that time. All of the options that became fully vested are at the present time "out of the money." Pursuant to the terms of the named executive officers' existing promissory notes, which were not modified, the debt owed to us by the named executive officers, or $2,163,738 for Mr. Blair and $683,118 for Mr. Peters, was automatically forgiven upon board of directors adoption of the plan of liquidation on February 25, 2001.

  •
  Performance Milestone Bonuses. As a result of our achievement of all milestones set forth below, Messrs. Blair and Peters have earned and are entitled to payment of the additional cash performance milestone bonuses shown below:

	Bonus Payment*
Performance Milestone
	Blair	Peters
Stockholder approval of plan of liquidation and repayment of all our debt**	$1,645,210	$881,228
Later of (a) repayment of all of our debt** and (b) February 25, 2002, i.e., 12 months after our board's approval of the plan of liquidation	$1,233,907	$660,921

*
Plus interest from the date of stockholder approval of the plan of liquidation.

**
Including debt of our operating partnership, but excluding routine trade creditor debt not yet due and excluding debt that we have agreed to keep outstanding for the benefit of limited partners.

        Performance milestone bonus amounts, which include accrued interest, were paid to our named executive officers as follows: (i) $1,815,523 to Mr. Blair on June 19, 2003; (ii) $972,453 to Mr. Peters on June 19, 2003; (iii) $184,227 to Mr. Peters on September 30, 2003; (iv) $191,649 to Mr. Peters on August 27, 2004; and (v) $191,794 to Mr. Peters on September 27, 2004. The amounts remaining to be paid are $1,233,907, plus accrued interest, to Mr. Blair and $165,230, plus accrued interest, to Mr. Peters. All conditions to payment of the amounts remaining to be paid to Messrs. Blair and Peters have been satisfied, and such payments will be made in due course.

        Term.    Pursuant to Mr. Blair's amended and restated employment agreement, our board has the right, upon 45 days notice, to terminate him without good reason and without any obligation to pay further severance payments following the date on which the final milestone payment is made. Prior to such time, if we terminate Mr. Blair without "good reason" or if he resigns for "good cause" we would be required to make additional payments to him pursuant to his amended and restated employment agreement. We would have "good reason" to terminate a named executive officer's employment if he engaged in gross negligence, willful misconduct, fraud or material breach of his employment agreement. Each named executive officer would have "good cause" to resign in the event of any material reduction in his compensation or benefits, material breach or material default by us under the applicable employment agreement or following a change in control of us. The additional payment at this point in time would be an amount equivalent to the earned but unpaid performance milestone bonus set forth above.

        The fourth amended and restated employment agreement for Mr. Peters, as amended by the letter agreement dated March 30, 2005, has a stated termination date of March 30, 2006, unless such date is extended by an additional amendment.

        Extension of Non-Recourse Tax Loans Secured by Stock.    Upon each non-cash benefit payment (i.e., debt forgiveness and stock award acceleration) occurring concurrently with our board's adoption of the plan of liquidation, our named executive officers incurred tax liability, but were unable to fund such liability by selling our common stock because of federal securities law restrictions and other concerns. Pursuant to their amended and restated employment agreements, we extended to each named executive officer a non-recourse loan in the amount necessary to cover such personal income tax liability. On the date it was made, each loan was secured by a number of shares of our stock with a then-current market value equal to the amount of the loan. Interest accrued at the applicable federal rate and was added to principal. Any distributions on the pledged shares prior to maturity were applied to loan service. Each named executive officer had the right, prior to maturity, if the loan was then over-secured, to sell the pledged stock on the open market, provided that the proceeds are first applied to outstanding principal and interest on the loan. These loans are more fully described below under the caption "Certain Relationships and Related Transactions—Indebtedness of Management."

        As a result of the letter agreement that we entered into with Mr. Blair on March 22, 2004, Mr. Blair agreed to irrevocably assign to us the shares of our common stock which secure the above-mentioned non-recourse loan previously made to Mr. Blair in the amount of $1,150,320 in exchange for our cancellation of such loan.

        As a result of the letter agreement that we entered into with Mr. Peters on March 30, 2005, Mr. Peters agreed to irrevocably assign to us the shares of our common stock which secure the above-mentioned non-recourse loan previously made to Mr. Peters in the amount of $444,996 in exchange for our cancellation of such loan.

Covenants Not to Compete

        In Mr. Blair's applicable amended and restated employment agreement, he has agreed not to engage in any competitive businesses. He also agreed not to compete directly with us or in a business similar to ours during his employment. However, Mr. Blair may continue to invest in certain residential real estate developments and resort operations.

        Under Mr. Peters' applicable amended and restated employment agreement, he was required to devote substantially all of his full working time to our business only until September 30, 2003. However, while he remains employed by us, and for one year after his termination or resignation, Mr. Peters may not:

  •
  compete directly with us in a similar business;

  •
  compete directly or indirectly with us, our subsidiaries, partners, potential golf course buyers, our potential acquirors (and/or their affiliates), potential buyers of our preferred stock or debt (or any of their affiliates) with respect to any acquisition or development of any real estate project undertaken or being considered by any of such parties at any time during Mr. Peters' employment with us;

  •
  lend or allow his name or reputation to be used by or in connection with any business competitive with our company, our subsidiaries and/or partners; or

  •
  intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between our company or our subsidiaries and/or partners, and any lessee, tenant, supplier, contractor, lender, employee or governmental agency or authority.

        Notwithstanding the above limitations, Mr. Peters may be employed by a business that competes with us so long as he does not have direct or indirect responsibility for any interaction with, or analysis of, us and is wholly screened-off from such interaction and analysis by the competitive business.

Change of Control Agreements

        Mr. Blair's amended and restated employment agreement provides that he will have "good cause" to resign upon a change of control and, in that case, all of his stock options and restricted stock would vest in full and he will be entitled to severance payments, minus the previously paid retention bonus and any milestone payments in connection with the plan of liquidation described above. The amended and restated employment agreements of our named executive officers provide that if any payment by us, on our behalf or on behalf of our operating partnership to either named executive officer qualifies as an excess parachute payment under the tax code, we shall make additional payments in cash to the executive (so called gross-up payments) so that the named executive officer is put in the same after-tax position as he would have been had no excise tax been imposed by the tax code.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2004, our compensation committee members were Roy C. Chapman (until July 2004), Fred W. Reams, Raymond V. Jones and Edward L. Wax. During fiscal year 2004, our compensation committee was comprised solely of directors who are independent under the rules of the American Stock Exchange.

        None of the members of our compensation committee was at any time since our formation our officer, our employee or an officer or employee of any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. The following report describes our executive officers' compensation for the 2004 fiscal year, including the changes to the executives' compensation arrangements implemented in connection with the plan of liquidation.

        Responsibilities of the Company's Compensation Committee.    Our executive compensation program is administered under the direction of this compensation committee of our board of directors, which is comprised of three independent directors. The specific responsibilities of this compensation committee are to:

  1.
  administer our executive compensation program;

  2.
  review and approve compensation awarded to the executive officers pursuant to the executive compensation program;

  3.
  monitor our performance in relation to the performance of the executive officers;

  4.
  monitor performance of the executive officers in view of our board of directors' strategic objectives;

  5.
  monitor compensation awarded to the executive officers in comparison to compensation received by executive officers of other similar companies; and

  6.
  develop procedures to help assure executive retention and succession.

        Philosophy of this Compensation Committee.    The philosophy of this compensation committee as reflected in the specific compensation plans included in the executive compensation program is to:

  1.
  retain (to the extent necessary) and reward experienced, highly motivated executive officers who are capable of effectively leading our liquidation of the company pursuant to the plan of liquidation; and

  2.
  reward and encourage executive officer activity that results in enhanced value for stockholders pursuant to the plan of liquidation.

        Elements of Compensation.    This compensation committee believes that the above philosophy can best be implemented through two separate components of executive compensation with each component designed to reward different performance goals, yet have the two components work together to satisfy the ultimate goal of enhancing stockholder value in the context of the plan of liquidation. The two elements of executive compensation are:

  1.
  salary, which compensates the executive for performing the basic job description through the performance of assigned responsibilities; and

  2.
  cash bonuses, which reward the executive for commendable performance of special designated tasks or outstanding performance of assigned responsibilities during the fiscal year pertaining to the plan of liquidation exceeding this compensation committee's expectations.

        These elements for the year 2004 are discussed next.

        Base Salary.    Based upon a reduction in his duties under his amended and restated employment agreement, Mr. Blair's base salary for 2004 was reduced from his base salary for 2003. Based upon a reduction in his duties under his amended and restated employment agreement, Mr. Peter's base salary for 2004 was reduced from his base salary for 2003.

        Cash Bonuses.    During early 2001, this compensation committee undertook its planning responsibilities in a context which differed from prior years. Notable differences included the ongoing strategic alternatives analysis process, and extrinsic factors such as eroding golf course industry economics, the continued constriction of capital availability and the continuing problems being realized by the small-cap, triple net lease sector of the REIT community. These factors presented a challenge to this compensation committee as we sought to balance the objectives of fair compensation in the face of an eroding stock price, particularly in the context of the need for management continuity with respect to the strategic alternatives analysis process and the plan of liquidation.

        When our board was nearing a conclusion that it might adopt a plan of liquidation for submission to the stockholders, this compensation committee determined that modifications to the employment agreements of Messrs. Blair and Peters should be made. In particular, this compensation committee believed that the change of control definition, which had been in place in their original employment agreements executed in February 1997 (the time of our initial public offering), should be modified for the benefit of stockholders in the context of the possible adoption of a plan of liquidation by our board.

        Pursuant to the amended and restated employment agreements, the executives' right to performance bonuses and stock based awards terminated upon stockholder approval of the plan of liquidation. Instead, the amended and restated employment agreements provided for a retention bonus, which was paid when our board adopted the plan of liquidation, and two performance milestones to be paid if and when the remaining milestones were met. As described below, both milestones were met in mid-2003. The performance milestones are as follows:

  •
  stockholder approval of the plan of liquidation;

  •
  continued employment of Messrs. Blair and Peters with us for 12 months following board approval of the plan of liquidation; and

  •
  repayment of all of our debt.

        With the economic downturn, our implementation of the plan of liquidation is still ongoing. Both milestone bonus payments became payable on June 19, 2003, the date on which all of our bank debt was repaid. As described elsewhere in this proxy statement, we made a portion of the milestone payments shortly thereafter and we expect to pay the remainder in due course.

        Following the disposition of our Sandpiper property and the corresponding reduction in demands on Mr. Peters' time, this compensation committee determined that management should seek to negotiate a reduced time commitment and a reduced salary arrangement with Mr. Peters. Accordingly, a further amended and restated employment agreement with Mr. Peters was executed on August 29, 2003. Under this amended and restated employment agreement, Mr. Peters is expected to devote a substantially reduced number of hours per calendar quarter to our company. Correspondingly, we will pay him a salary of $12,000 per quarter. To the extent that we require more of Mr. Peters' time, we will pay him on an hourly basis, up to a capped amount per diem. This arrangement was extended by mutual agreement until March 31, 2006.

        In anticipation of the reduction of our asset base, the conclusion of the Westin Innisbrook Golf Resort settlement negotiations, our assumption of the ownership of the Westin Innisbrook Golf Resort and the corresponding reduction in demands on Mr. Blair's time, this compensation committee determined that management should seek to negotiate a reduced time commitment and a reduced salary arrangement with Mr. Blair. Accordingly, a further amended and restated employment agreement with Mr. Blair was executed on March 22, 2004. Under this amended and restated employment agreement, Mr. Blair is expected to devote a substantially reduced number of hours per calendar quarter to our company. Correspondingly, we will pay him an annual salary of $286,241 for 2004 and $190,827 for 2005.

        Because our executives' right to receive their milestone performance bonuses has now vested, we face the risk that our executives might resign, even though the plan of liquidation has not yet been completed. The resignation or incapacitation of Mr. Blair poses a relatively greater risk at this time in light of the reduced time commitments to us by Mr. Peters resulting from his commitments to additional employers. Notwithstanding Mr. Peters' concurrent employment with unaffiliated real estate companies in California, we have reached an arrangement with Mr. Peters which we believe will enable him to continue to fulfill his responsibilities as our chief financial officer. If Mr. Blair or Mr. Peters were to resign, we might request the remaining named executive officer to increase his time commitment to our company or seek to hire a replacement. We face the risk that the remaining named executive officers might be unwilling or unable to return to full time employment with us due to other commitments or for other reasons. Our cost to hire a replacement would likely depend upon the experience and skills required of such an individual in light of our financial condition, our assets remaining to be liquidated, and the complexity of any issues bearing on us and our liquidation at that time. Now that substantially more of the issues surrounding the Westin Innisbrook Golf Resort (our last significant asset in liquidation) are resolved, our need for a full-time executive is less significant. This compensation committee will continue to evaluate the staffing alternatives available to it as our liquidation progresses.

Respectfully submitted,
By:	The Compensation Committee
Members:	Edward L. Wax Fred W. Reams Raymond V. Jones

ANNUAL REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

        In accordance with its written charter (which appears as an appendix to this proxy statement), this audit committee selects our independent accountants. This audit committee is also responsible for assisting our board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company.

        In this context, this audit committee has met and held discussions with management and the independent registered public accountants to discuss our audited financial statements. Management represented to this audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and according to the liquidation basis of accounting for periods subsequent to May 22, 2001, and this audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. This audit committee discussed with the independent accountants matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees), as amended.

        Our independent registered public accountants also provided to this audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and this audit committee discussed with the independent accountants that firm's independence.

        Based upon this audit committee's review and discussions referred to above, this audit committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Respectfully submitted,
By:	The Audit Committee
Members:	Raymond V. Jones Edward L. Wax Fred W. Reams

STOCK PERFORMANCE CHART

        The information contained in this chart shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

        The following graph shows the five-year cumulative total return resulting from a hypothetical $100 investment in our common stock at its closing price on December 31, 1999 through December 31, 2004, compared to the same amount invested in the Standard & Poor's, or S&P, 500 Index and the National Associate of Real Estate Investment Trusts Index, or NAREIT over the same period (in each case, assuming reinvestment of dividends). This graph is presented as required by SEC rules. The stock price performance shown on the graph is not necessarily indicative of future price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG GOLF TRUST OF AMERICA, INC.,
S&P 500 INDEX AND NAREIT INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDEND REINVESTED

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Since February 28, 1997, we have engaged BDO as our independent registered public accountants and we expect to retain them as our independent registered public accountants in 2005. BDO has audited our financial statements for each fiscal year beginning with fiscal year ending December 31, 1997. A representative from BDO will be present at our annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

        The following table shows the fees paid or accrued by us for the audit and other services provided by BDO for fiscal 2004 and 2003.

	2004	2003
Audit Fees(1)	$491,067	$181,038
Audit-Related Fees(2)	—	13,928
Tax Fees(3)	38,843	92,123
All Other Fees	—	—

Total	$529,910	$287,089

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. For 2004, the total audit fees include $291,552 in fees incurred for the audit of our wholly-owned subsidiary, GTA-IB, LLC, the entity that owns the Westin Innisbrook Golf Resort.

(2)
Audit-related fees consisted primarily of accounting consultations related to the Westin Innisbrook Golf Resort.

(3)
For fiscal 2004 and 2003, respectively, tax fees principally included tax compliance fees of $33,755 and $70,091, and tax advice and tax planning fees of $5,088 and $22,032, respectively.

        Our audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm for us in order to assure that the provision of such services do not impair the auditor's independence. Prior to the beginning of our fiscal year, our audit committee typically pre-approves certain general audit and non-audit services up to specified cost levels. Any audit or non-audit services that are not generally pre-approved in this manner, require specific pre-approval by our audit committee. While our audit committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our audit committee at its next scheduled meeting. Our audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management.

        All of the services described in the table above under the headings "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by our audit committee pursuant to paragraph c(7)(i)(C) of Rule 2-01 of Regulation S-X.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS

        The following table describes, as of October 1, 2005, the beneficial ownership of common stock and common OP units held by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known to us to be the beneficial owner of 5% or more of our outstanding common stock. OP units represent limited partnership interests in Golf Trust of America, L.P., our operating partnership, and are convertible into shares of our common stock on a one-for-one basis. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person has the right to acquire within 60 days. However, for the sake of clarity, the table does not report beneficial ownership of OP units as beneficial ownership of common stock (even though all OP units are currently convertible into common stock) but instead, reports holdings of stock and OP units separately. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of common stock or OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of each person in the table is c/o Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401.

	Common Stock		Common OP Units
Name of Beneficial Owner	Number of shares of Common Stock	Percentage of Class(1)	Number of OP Units	Percentage of Class(2)
W. Bradley Blair, II(3)	677,642	8.52%	—	—
Scott D. Peters(4)	285,000	3.75%	—	—
Raymond V. Jones(5)	26,000	*	—	—
Fred W. Reams(5)	25,000	*	—	—
Edward L. Wax(5)	26,250	*	—	—
AEW Capital Management, L.P.(6)(7)	761,904	9.43%	—	—
Jan H. Loeb(8)	561,300	7.67%	—	—
QVT Financial(9)	481,500	6.58%	—	—
Dennis J. O'Leary(10)	479,400	6.55%	—	—
Amajac Capital Management LLC and Jeffrey W. Priest(11)	370,200	5.06%	—	—
Directors and officers as a group (5 persons)(12)	1,039,892	12.50%	—	—

*
Less than 1%

(1)
Based on 7,317,163 common shares outstanding. In accordance with the rules of the Securities and Exchange Commission, each person's percentage interest is calculated by dividing such person's beneficially owned common shares by the sum of the total number of common shares outstanding plus the number of currently unissued common shares such person has the right to acquire (including upon exercise of vested options and upon conversion of preferred stock, but excluding upon conversion of the separately shown OP units) within 60 days of October 1, 2005.

(2)
Based on 7,352,957 common OP units outstanding (including the 7,317,163 common OP units held by our subsidiaries). Under the operating partnership agreement, the holder(s) of OP units (other than our subsidiaries) has the right to tender them for redemption at any time. Upon such a tender, either the operating partnership must redeem the OP units for cash or we must acquire the OP units for shares of common stock, on a one-for-one basis.

(3)
Mr. Blair's beneficial ownership includes options to purchase 640,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2005; however, none of these options were in the money as of this date.

(4)
Mr. Peters' beneficial ownership includes options to purchase 285,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2005; however, none of these options were in the money as of this date.

(5)
Includes options to purchase 25,000 shares of our common stock all of which are vested and are exercisable as of October 1, 2005; however, none of these options were in the money as of this date.

(6)
Amounts shown for AEW Capital Management, L.P. include 800,000 shares of our Series A convertible cumulative preferred stock held by its affiliate AEW Targeted Securities Fund, L.P. or AEW, which shares are convertible into an aggregate of 761,904 shares of our common stock. AEW Capital Management, L.P. reports that it has the sole power to vote or direct the vote of 761,904 shares and the sole power to dispose of or direct the disposition of 761,904 shares. These entities' address is c/o AEW Capital Management, Inc., World Trade Center East. Two Seaport Lane, Boston, MA 02110. Information about AEW Capital Management, L.P. is included in reliance on its Schedule 13D filed with the SEC on May 13, 2005.

(7)
Our charter limits the number of our shares that may be owned by a single person or group, as defined under federal securities laws, to 9.8% of each class of outstanding equity. We refer to this restriction as our ownership limit. However, in cases where violation of the ownership limit would not have jeopardized our REIT status, our charter allowed our board to grant a waiver of the ownership limit. In connection with AEW's investment in our Series A preferred stock, we granted them a limited waiver from the ownership limit on April 2, 1999.

(8)
Mr. Loeb's address is 6610 Cross Country Boulevard, Baltimore, Maryland 21215. Mr. Loeb reports that he has sole power to vote or to direct the vote of 540,600 shares, shared power to vote or to direct the vote of 20,700 shares, sole power to dispose or to direct the disposition of 540,600 shares and shared power to dispose or to direct the disposition of 20,700 shares. Information about Mr. Loeb is included in reliance on the Schedule 13D filed with the SEC on January 16, 2003.

(9)
QVT Financial's address is 527 Madison Avenue, 8th Floor, New York, New York 10022. QVT Financial reports that it is the investment manager for QVT Fund LP, or the Fund, which beneficially owns 380,496 shares. QVT Financial also reports that it is the investment manager for a separate discretionary account managed for Deutsche Bank AG, or the Separate Account, which holds 101,004 shares. QVT Financial has the power to direct the vote and disposition of the common stock held by each of the Fund and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 481,500 shares of common stock, consisting of the shares owned by the Fund and the shares held in the Separate Account. QVT Financial reports that it has shared power to vote or to direct the vote of 481,500 shares and shared power to dispose or to direct the disposition of 481,500 shares. Information about QVT Financial is included in reliance on the Schedule 13G/A filed with the SEC on July 11, 2005.

(10)
Mr. O'Leary's address is 71 Colfax Road, Skillman, New Jersey 08558. Mr. O'Leary reports that he has sole power to vote or to direct the vote of 479,400 shares and sole power to dispose or to direct the disposition of 479,400 shares. Information about Mr. O'Leary is included in reliance on the Schedule 13G/A filed with the SEC on February 14, 2005.

(11)
Amajac Capital Management LLC and Jeffrey W. Priest, the Managing Member of Amajac Capital Management LLC, report their address as 2 High Ridge Park, Suite 309, Stamford, CT 06905. Amajac Capital Management LLC and Mr. Priest report that they have shared power to vote or to direct the vote of 370,200 shares and shared power to dispose or to direct the disposition of 370,200 shares. Amajac Capital Management LLC and Mr. Priest report that the 370,200 shares are held by each of Blackmore Partners LP, Blackmore Wallace Partners LP, Blackmore Offshore Fund, Ltd. and certain managed accounts for which Amajac Capital Management LLC is the investment advisor. Information about Amajac Capital Management LLC and Mr. Priest is included in reliance on the Schedule 13G filed with the SEC on May 20, 2005.

(12)
Includes options to purchase 1,000,000 shares of common stock, all of which have vested and are exercisable as of October 1, 2005; however, none of these options were in the money as of this date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

        As discussed below and under the caption "Employment Agreements," the employment agreements of Messrs. Blair and Peters have both been amended.

        As we disclosed previously in our periodic reports, on March 24, 2005, we executed a letter with the holder of our series A preferred stock, AEW, in which AEW agreed that it would execute for our benefit an option to purchase, on or before November 30, 2005, the 800,000 shares of our series A preferred stock held by AEW. In furtherance of the aforementioned March 24, 2005 letter, on May 6, 2005 we entered into the Option Agreement with AEW. The Option Agreement, among other things, grants us the option to purchase, on or before November 30, 2005, all 800,000 shares of preferred stock (including the corresponding liquidation preferences) held by AEW for a price of approximately $24,914,000. This exercise price excludes dividends that accrue to our series A preferred stock during 2004 and subsequent periods. During the 2004 fiscal year and the first three quarters of 2005, dividends equal to $4,375,000 will otherwise accrue on our series A preferred stock. The Option Agreement also provides that in the event that AEW exercises any redemption right on or before November 30, 2005, or in the event that we consummate a transaction that would give AEW a right to liquidation preference payments arises on or before November 30, 2005, the applicable aggregate redemption price or liquidation payment on the preferred stock shall be approximately $24,914,000. Finally, the Option Agreement provides that AEW shall provide, at our request, its consent or approval to a merger, acquisition, recapitalization, asset sale or similar transaction proposed by us.

Indebtedness of Management

        Pursuant to the terms of our named executive officers' amended and restated employment agreements we made non-recourse loans of $1,595,000 to our executive officers ($1,150,000 to Mr. Blair and $445,000 to Mr. Peters) for the payment of personal income taxes arising from the acceleration of their restricted stock grants and the forgiveness of their outstanding debt to us as of such date. These new loans were evidenced by promissory notes from the named executive officers and secured by their total holdings of 199,415 shares (143,790 of which were owned by Mr. Blair and 55,625 of which were owned by Mr. Peters) of our common stock valued at $8 per share at the time of the issuance of these loans. Interest accrued on these loans at 5.06% per annum (the applicable federal rate on the date of the loan) and was due at maturity. Effective July 1, 2002, we discontinued accruing interest on these loans because the total outstanding balance of each loan exceeded the value of the common stock that was pledged as collateral as computed based on the current net assets available to our common stockholders. The outstanding balance of these loans (principal and interest) at June 30, 2002, was $1,655,000. For the years ended December 31, 2004, 2003 and 2002, we recorded an allowance for doubtful accounts against this receivable in the aggregate amounts of $112,000, $497,000 and $400,000, respectively, which approximated the difference in the pledged value of $8 per share and the computed value based on the net assets in liquidation at December 31, 2004, 2003 and 2002, respectively.

        As a result of the letter agreement that we entered into with Mr. Blair on March 22, 2004, Mr. Blair agreed to, among other things, irrevocably assign to us the shares of our common stock which secure the above mentioned $1,150,000 non-recourse loan previously made to Mr. Blair in exchange for our agreement to cancel such loan.

        As a result of the letter agreement that we entered into with Mr. Peters on March 30, 2005, Mr. Peters agreed to, among other things, irrevocably assign to us the shares of our common stock which secure the above mentioned $445,000 non-recourse loan previously made to Mr. Peters in exchange for our agreement to cancel such loan.

        The largest aggregate amounts of indebtedness under our loans to Messrs. Blair and Peters during our 2004 fiscal year were $1,150,000, and $445,000, respectively, plus accrued interest. Due to the cancellation of Mr. Blair's loan on March 22, 2004, there was no outstanding balance due from Mr. Blair at October 1, 2005. Due to the cancellation of Mr. Peters' loan on March 30, 2005, there was no outstanding balance due from Mr. Peters at October 1, 2005.

COST OF SOLICITATION

        We will bear the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. In addition to the use of mails, our officers or employees may solicit personally or by telephone and tabulate the proxies. Any of our officers and employees who solicit and tabulate proxies will not receive compensation for those services other than their regular salaries. We will also request brokers (and other persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others) to send proxy materials to and obtain proxies from the shares' beneficial owners, and we will reimburse those brokers (and other persons) for their reasonable expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Officers, directors and stockholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

        Based solely on review of copies of any Section 16(a) reports filed by or on behalf of our officers and directors or written representations that no such reports were required, we believe that during 2004 all of our officers and directors and stockholders owning greater than 10% of our common stock complied with all applicable Section 16(a) filing requirements, except that W. Bradley Blair, II, our Board Chairman, President and Chief Executive Officer, filed a report on March 29, 2004 that was three days late. This filing reported the transfer of shares that were pledged as collateral under a non-recourse promissory note from Mr. Blair to us that were transferred to us for no consideration in lieu of foreclosure under the note.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        Our bylaws currently provide that our 2006 annual meeting of stockholders will be held during the month of May 2006. Our board has the power to amend the bylaws to reschedule the meeting to November or some other date, as it has done for the past five years. However, as of the date of this proxy statement, our 2006 annual meeting is scheduled for May 25, 2006.

        Any stockholder who meets the requirements of Rule 14a-8 and the other proxy rules under the Securities Exchange Act of 1934 may submit proposals to our board of directors to be considered for inclusion in our proxy statement, which we will mail to our stockholders in advance of the 2006 annual meeting. Any such proposal must be submitted in writing by personal delivery or by first-class United States mail, postage prepaid, to the Secretary of Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401. Any such notice must be received by Saturday, December 18, 2005 (which is 120 days prior to the anniversary of our last proxy statement that was mailed in connection with a May annual meeting). If our annual meeting is rescheduled to a later date, a new extended deadline will be announced.

        Stockholders wishing to present a proposal at the 2006 annual meeting of stockholders but not wishing to submit such proposal for inclusion in the proxy statement must provide us with written notice between Wednesday, January 25, 2006 and Friday, February 24, 2006 (which are 120 days and

90 days, respectively, prior to May 25, 2006). Any proposal received outside such period shall be considered untimely. If our annual meeting is rescheduled to a later date, the deadline will be the 20th day following our first public announcement of the rescheduled meeting date. Your written notice must be delivered or mailed by first class United States mail, postage prepaid to the Secretary of Golf Trust of America, Inc., 10 North Adger's Wharf, Charleston, South Carolina 29401. The proposal must include all of the information required by Article III, Section 2(e) of our amended and restated bylaws, including the name and address of the stockholder, the text to be introduced, the number of shares held, the date of their acquisition and a representation that the stockholder intends to appear in person or by proxy to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

By Order of the Board of Directors of Golf Trust of America, Inc.,

Scott D. Peters Secretary

Appendix

        The information contained in this Appendix shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
GOLF TRUST OF AMERICA, INC.

1.    Purpose; Limitations on Duties.    The purpose of the Audit Committee (this "Committee") is to assist the Board of Directors (the "Board") of Golf Trust of America, Inc. (this "Corporation") in overseeing the accounting and financial reporting processes of this Corporation and audits of the financial statements of this Corporation and to prepare the annual report of this Committee required by applicable Securities and Exchange Commission ("SEC") disclosure rules. Among the matters this Committee will oversee are: (a) the integrity of this Corporation's financial statements; (b) this Corporation's compliance with legal and regulatory requirements; (c) the independent registered public accountants' qualifications and independence; and (d) the performance of any of this Corporation's internal audit functions and independent registered public accountants.

While this Committee has the responsibilities and powers set forth in this Charter, it is not the duty of this Committee to plan or conduct audits or to determine that this Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent registered public accountants.

2.    Membership; Appointment; Expertise and Independence.    This Committee will consist of three or more directors of this Corporation's Board. All members of this Committee shall be directors who meet (or are advised by one of this Corporation's professional advisors that they meet) the knowledge requirements and the independence requirements of applicable law, and the applicable rules of the SEC and the American Stock Exchange ("Amex"), as such law and rules may be in effect from time to time and applicable to this Corporation, including the items listed in Amex Company Guide Sections 121 and 803 and SEC Rule 10A-3(b), subject to any exceptions allowed by such rules and any permissible waivers granted by such authorities.

The members of this Committee will be appointed by and serve at the discretion of the Board, and, subject to any alternate nominating procedures set forth in this Corporation's Bylaws, this Corporation's Nominating Committee may make recommendations regarding Committee appointments to the Board. The Chair of this Committee (the "Chair") shall be appointed by the Board and must meet the membership standards described above, including applicable knowledge and independence requirements. Members of this Committee will be compensated for their services on a basis established from time to time by the Board and will receive reimbursement of their expenses.

All Committee members must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. As required by Amex Company Guide Section 121B(2)(ii), this Committee must include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent practicable, the Board shall appoint to this Committee at least one member who qualifies as an "audit committee financial expert," as defined in Item 401 of SEC Regulation S-K. This Corporation is required to disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or incorporate by reference to the annual meeting proxy statement, to the extent permitted by the SEC), whether or not this Committee has at least one member who is an audit committee financial expert. In addition, no member of this Committee may have participated in the preparation of financial statements for this Corporation or any current subsidiary of this Corporation during the past three years.

3.    Specific Responsibilities and Duties.    The Board delegates to this Committee the express responsibility and authority to do the following:

  3.1    Independent Registered Public Accounting Firm

    (a)    Selection; Fees.    Be solely and directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm (including, without limitation, resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for this Corporation and, where appropriate, the termination and replacement of such firm. Such independent registered public accountants shall report directly to and be ultimately accountable to this Committee. This Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagement to be borne by this Corporation.

    (b)    Audit Team.    Review the experience and qualifications of the senior members of the independent registered public accounting firm.

    (c)    Scope of Audit.    Review, evaluate and approve the annual engagement proposal of the independent registered public accounting firm (including the proposed scope and approach of the annual audit).

    (d)    Lead Audit Partner Review, Evaluation and Rotation.    Review and evaluate the lead partner of the independent registered public accounting firm. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent registered public accounting firm are rotated at least every five years.

    (e)    Pre-Approval of Audit and Non-Audit Services.    Pre-approve all auditing services and all non-audit services permitted to be performed by the independent registered public accounting firm. Such pre-approval may be given as part of this Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by this Committee to one or more of its members, but such member's or members' non-audit service approval decisions must be reported to this full Committee at its next regularly scheduled meeting.

    (f)    Determination of Independence.

      (i)    Obtain Written Statement.    At least annually, obtain and review a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accountants and this Corporation, consistent with Independence Standards Board Standard No. 1.

      (ii)    Engage in Active Dialogue.    Actively engage in a dialogue with the independent registered public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accountants and take, or recommend that the Board take, appropriate action to oversee the independence of the outside independent registered public accountants.

    (g)    Review Problems.    Review with the independent registered public accountants any audit problems or difficulties the independent registered public accountants may have encountered in the course of its audit work, and management's responses, including: (i) any restrictions on the scope of activities or access to requested information; and (ii) any significant disagreements with management.

    (h)    Related-Party Transactions.    On an ongoing basis, review all proposed related-party transactions for potential conflict-of-interest situations and approve (or not approve) such proposals in this Committee's discretion ("related-party transactions" refers to transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

  3.2    Financial Reporting.

    (a)    Annual Financials.    Review and discuss with management and the independent registered public accountants this Corporation's annual audited financial statements (including, without limitation, this Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that this Committee deems material, prior to the public release of such information. Obtain from the independent registered public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act. Recommend to the Board whether the annual audited financial statements should be included in this Corporation's Annual Report on Form 10-K.

    (b)    Quarterly Financials.    Review and discuss with management and the independent registered public accountants this Corporation's quarterly financial statements (including, without limitation, this Corporation's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), the results of the independent registered public accountants' reviews of the quarterly financial statements, and other matters that this Committee deems material prior to the public release of such information.

    (c)    Accounting Principles.    Review with management and the independent registered public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent registered public accountants in accordance with American Institute of Certified Public Accountants Statement of Auditing Standards 61.

    (d)    Judgments.    In this Committee's discretion, review reports prepared by management or by the independent registered public accountants relating to significant financial reporting issues and judgments made in connection with the preparation of this Corporation's financial statements.

    (e)    Press Releases.    In this Committee's discretion, discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

  3.3    Risk Management.    In this Committee's discretion, discuss policies with respect to risk assessment and risk management periodically with management, any internal auditors, and the independent registered public accountants, and this Corporation's plans or processes to monitor, control and minimize such risks and exposures.

  3.4    Financial Reporting Processes; Chief Executive Officer and Chief Financial Officer Certifications.

    (a)    Internal and External Controls.    In consultation with this Corporation's independent registered public accountants, any internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of this Corporation's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

    (b)    Reports from independent registered public accountants.    Obtain and review timely reports from the independent registered public accountants regarding:

      (i)
      all critical accounting policies and practices to be used by this Corporation;

      (ii)
      all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accountants; and

      (iii)
      all other material written communications between the independent registered public accountants and management, including any management letter or schedule of unadjusted differences.

    (c)    CEO and CFO Certifications.    Discuss with the chief executive officer and the chief financial officer of this Corporation the processes involved in and any material required as a result of the Form 10-K and Form 10-Q certification process concerning deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in this Corporation's internal controls.

  3.5    Legal and Regulatory Compliance.

    (a)    SEC Report.    Prepare, or cause the preparation of, and approve the annual report of this Committee included in this Corporation's proxy statement as required by the proxy rules under the Exchange Act.

    (b)    Reports from Others.    Obtain such reports from management, independent registered public accountants, counsel, tax advisors or any regulatory agency as this Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on this Corporation's financial statements and the consideration of those matters in preparing the financial statements.

    (c)    Code of Ethics; Waivers.    Approve and monitor this Corporation's compliance with a code of conduct or ethics required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

    (d)    Complaints.    Establish procedures for:

      (i)
      the receipt, retention and treatment of complaints received by this Corporation regarding accounting, internal accounting controls, or auditing matters; and

      (ii)
      the confidential, anonymous submission by this Corporation's employees of concerns regarding questionable accounting or auditing matters.

  3.6    Annual Evaluation of Committees and Charter.

    (a)    Evaluation of this Committee.    Annually evaluate the performance of this Committee.

    (b)    Review and Publication of this Charter.    Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

4.    Reports to Board; Meetings; Minutes.

  4.1    Recommendations; Reports.    This Committee shall regularly report to the Board on this Committee's activities and make appropriate recommendations to the Board.

  4.2    Executive Sessions.    This Committee may meet with the independent registered public accountants, any internal auditors (or other personnel responsible for this Corporation's internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that this Committee or these groups believe should be discussed privately.

  4.3    Other Meetings.    This Committee shall conduct other meetings with such frequency, and at such times, as the Chair, or a majority of this Committee, determines, but this Committee shall meet at least quarterly. Special meetings of this Committee may be called by the Chair and will be called promptly upon the request of any two members of this Committee. The agenda of each meeting will be prepared by the Chair and circulated, if practicable, to each member prior to the meeting date. Unless this Committee or the Board adopts other procedures, the provisions of this Corporation's Bylaws applicable to meetings of Board committees will govern meetings of this Committee.

  4.4    Minutes.    Minutes of each meeting shall be kept.

5.    Subcommittees.    This Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or this Committee (except as permitted by Section 3.1(e) above).

6.    Advisors and Counsel; Reliance; Investigations; Cooperation.

  6.1    Retention of Advisors and Counsel.    This Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at this Corporation's expense, such independent legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by this Committee, from this Corporation.

  6.2    Administrative Expenses.    This Committee may determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by this Corporation.

  6.3    Reliance Permitted.    This Committee shall act in reliance on management, this Corporation's independent registered public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate.

  6.4    Investigations.    This Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

  6.5    Required Participation of Employees.    This Committee shall have unrestricted access to this Corporation's employees, independent registered public accountants, internal auditors and counsel, and may require any employee of this Corporation or a representative of this Corporation's outside counsel or independent registered public accountants to attend meetings of this Committee or to meet with any members of this Committee or any representative of this Committee's counsel, advisors or experts.

7.    Rules and Procedures.    Except as expressly set forth in this Charter or this Corporation's Bylaws, or as otherwise provided by law or the rules of Amex, this Committee shall establish its own rules and procedures.

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement and hereby appoints W. Bradley Blair, II and Scott D. Peters as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the Common Stock of Golf Trust of America, Inc. held of record by the undersigned on October 10, 2005 at the Annual Meeting of Stockholders to be held November 21, 2005 and any and all adjournments or postponements thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee named in Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

[continued and to be signed on the reverse side]

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The Board of Directors recommends a vote FOR Proposal 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.
To elect the following directors to serve for a term of three years and until their successors are elected and qualified:
FOR the nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

  01 W. Bradley Blair, II
  02 Raymond V. Jones

(INSTRUCTION: To withhold authority to vote for only one nominee, strike a line through that nominee's name.)

2.
In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors a reasonable time before the date of the accompanying proxy statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee to the Board whose nomination results from the inability of any of the above named nominees to serve.

  In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

  The Board of Directors recommends a vote FOR the nominees listed in Proposal 1. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1.

I plan to attend the 2005 Annual Meeting of Stockholders.	☐

PLEASE RETURN YOUR EXECUTED PROXY TO
MELLON INVESTOR SERVICES, LLC IN THE
ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

Signature	Signature	Dated:	, 2005

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

^ FOLD AND DETACH HERE ^

QuickLinks

Table of Contents
VOTING PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
OTHER MATTERS AT THE MEETING
THE BOARD OF DIRECTORS
DIRECTORS AND OFFICERS
Summary Compensation Table
2004 Option Exercises and Year-End Holdings
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ANNUAL REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE CHART
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF MANAGEMENT AND FIVE-PERCENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COST OF SOLICITATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
Appendix
Proxy for Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors